Exhibit 3.226

State of California Bill Jones Secretary of State LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION	LLC-1
IMPORTANT - Read the instructions before completing the form. This document is presented for filing pursuant to Section 17050 of the California Corporations Code.

1.  Limited liability company name,

(End the name with “LLC” or “Limited Liability Company”. No periods between the letters in “LLC”. “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.”)

Sunbank Family of Companies, LLC

2. Latest date (month/day/year) on which the limited liability company is to dissolve: January 10, 2027

3.  The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

4.  Enter the name of initial agent for service of process and check the appropriate provision below: Corporation Service Company which will do business in California

as CSC-Lawyers Incorporating Service                                         , which is

☐   an individual residing in California. Proceed to Item 5.

☒   a corporation which has filed a certificate pursuant to Section 1505 of the California Corporations Code. Skip Item 5 and proceed to Item 6.

5. If the initial agent for service of process is an individual, enter a business or residential street address in California: Street address: City: State: CALIFORNIA Zip Code:
6. The limited liability company will be managed by: (check one) ☐ one manager ☒ more than one manager ☐ limited liability company members
7. If other matters are to be included in the Articles of Organization attach one or more separate pages. Number of pages attached, if any: None

8.  It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

Signature of organizer

C. Scott Brannan

Type or print name of organizer

Date: January     , 19

For Secretary of State Use
LLC-1 Approved by the Secretary of State Filing Fee $70 1/96

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“SFC MERGER SUB, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “SUNBANK FAMILY OF COMPANIES LLC” UNDER THE NAME OF “SUNBANK FAMILY OF COMPANIES LLC”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1997, AT 9 O’CLOCK A.M.

State of California

TONY MILLER

ACTING SECRETARY OF STATE

LIMITED LIABILITY COMPANY

CERTIFICATE OF MERGER

IMPORTANT - Read the instructions before completing the form.

This document is presented for filing pursuant to Section 17552(a) of the  California Corporations Code.

1. Name of surviving entity: Sunbank Family of Companies, LLC	2. Type of entity: Limited Liability Company	3. File number: 101997009031	4. Jurisdiction of organization: California
5. Name of disappearing entity:	6. Type of entity:	7. File number:	8. Jurisdiction of organization:

SFC Merger Sub, Inc.	Corporation	2698735	Delaware
9. If a vote was required pursuant to Section 17551, enter each class entitled to vote and the percentage of vote required:

Surviving Entity		Disappearing Entity

Each class entitled to vote	Percentage of vote required	Each class entitled to vote	Percentage of vote required

Common	100%
If the surviving entity is a limited liability company, complete Item 10 and proceed to Item 13.
10. Requisite changes to the information set forth in the articles of organization of the surviving limited liability company: None
If the surviving entity is a foreign limited liability company or other business entity, skip Item 10 and complete Items 11 through 15.
11. Address of the surviving limited liability company or other business entity: Address: City: State: Zip Code:
12. Information required to be stated in the certificate of merger pursuant to the law under which each constituent business entity was formed:
13. Future effective date, if any:			14. Number of pages attached: 0

15.   It is hereby declared that I am the person who executed this instrument, which execution is my act and deed. Attach additional signatures on separate pages.

Signature of authorized person for the surviving entity

C. Scott Brannan, Manager

Type or print name and title

Signature of authorized person for the disappearing entity

C. Scott Brannan, Vice President

Type or print name and title

SFC Merger Sub, Inc.

LLC- Approved by the Secretary of State Filing Fee -

CERTIFICATE OF MERGER

OF

SFC MERGER SUB, Inc.

INTO

SUNBANK FAMILY OF COMPANIES LLC

SUNBANK FAMILY OF COMPANIES LLC hereby certifies that:

FIRST:    The name and state of formation of each of the constituent entities are SFC Merger Sub, Inc., a Delaware corporation, and Sunbank Family of Companies LLC, a California limited liability company.

SECOND:    An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by SFC Merger Sub, Inc. in accordance with the provisions of subsection (c) of Section 264 of the General Corporation Law of the State of Delaware in the same manner as provided in Section 2     thereof and by Sunbank Family of Companies LLC in accordance with the provisions of the Beverly-Killea Limited Liability Company Act of the State of California (the “Act”).

THIRD:    The name of the surviving limited liability company is Sunbank Family of Companies LLC.

FOURTH:    The surviving limited liability company is a limited liability company of the State of California.

FIFTH:    The executed Agreement of Merger is on file at the principal place of business of Sunbank Family of Companies LLC at 5297 Maureen Lane, P.O. Box 1959, Moorpark, CA 93021. A copy of the Agreement of Merger will be furnished by Sunbank Family of Companies LLC on request and without cost to any stockholder of SFC Merger Sub, Inc. or any member of Sunbank Family of Companies LLC.

SIXTH:    This Certificate of Merger shall be effective as of 12:00 a.m. on January 26, 1997.

SEVENTH:     Sunbank Family of Companies LLC, Inc. hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of SFC Merger Sub, Inc., as well as for the enforcement of any obligation of Sunbank Family of Companies LLC arising from the merger, including any suit or proceeding to enforce the right of any stockholders as determined in appraisal proceeding pursuant to Section 262 of the General Corporation Law of the State of Delaware; hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding; and hereby specifies the following address without the State of Delaware to which a copy of such service of process shall be mailed by the Secretary of State of the State of Delaware:

Sunbank Family of Companies LLC

5297 Maureen Lane, P.O. Box 1959,

Moorpark, CA 93021

IN WITNESS WHEREOF, Sunbank Family of Companies LLC has caused this certificate to be signed by its sole member as of the 26 day of January, 1997.

SUNBANK FAMILY OF COMPANIES LLC
BY: JOSLYN COMPANY, LLC

By:
C. Scott Brannan
Vice President